SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

                                                                                                                                _________   Greene County Bancorp, Inc.____________
(Name of Registrant as Specified In Its Charter)

                                                                                                                                                                          ______________________________________________
                                                        (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1),or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
........................................................................

2) Aggregate number of securities to which transaction applies:
            .......................................................................
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
.......................................................................
4) Proposed maximum aggregate value of transaction:
            ........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed: September 22, 2003

[GREENE COUNTY BANCORP LETTERHEAD]

September 19, 2003

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the "Company"). The Company is the holding company of The Bank of Greene County, and our common stock is traded on the Nasdaq Small Cap Market under the symbol "GCBC." The Annual Meeting will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, at 5:30 p.m., New York Time, on October 29, 2003.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent accountants, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2004. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ J. Bruce Whittaker

J. Bruce Whittaker
President and Chief Executive Officer

Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 29, 2003

Notice is hereby given that the Annual Meeting of Stockholders of Greene County Bancorp, Inc. (the "Company") will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, on October 29, 2003 at 5:30 p.m., New York Time.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.    The election of two directors to the Board of Directors;

2.    The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2004; and such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 15, 2003, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 302 Main Street, Catskill, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

                        /s/ Bruce P. Egger

Bruce P. Egger
Secretary
September 19, 2003
__________________________________________________________________________________________________________________________
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Greene County Bancorp, Inc.
302 Main Street
Catskill, New York 12414
(518) 943-2600

ANNUAL MEETING OF STOCKHOLDERS
October 29, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Greene County Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the main office of the Company, located at 425 Main Street, Catskill, New York, on October 29, 2003, at 5:30 p.m., New York Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about September 19, 2003.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 15, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 2,041,543 shares of common stock issued and outstanding (exclusive of Treasury shares), 1,152,316 of which were held by Greene County Bancorp, M.H.C. (the "Mutual Holding Company"), and 889,227 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

    As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the two nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.
    As to the ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes or proxies marked ABSTAIN.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of each proposal, the approval of each proposed would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding
Principal Stockholders:

Greene County Bancorp, M.H.C. 302 Main Street Catskill, New York 12414	1,152,316	56.4%

Greene County Bancorp, M.H.C. (2) and all Directors and Executive Officers as a group (10 persons)	1,330,408	65.2%

________________________________________
(1)        For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein,

        "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)    With the exception of David H. Jenkins, DVM, the Company’s executive officers and directors are also executive officers and directors of Greene County Bancorp, M.H.C. Excluding shares held by Greene County Bancorp, M.H.C., the Company’s executive officers and directors owned an aggregate of 178,092 shares, or 8.7% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. The Company’s Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected. Two Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors have been elected. The Board of Directors has nominated to serve as Directors J. Bruce Whittaker and Charles H. Schaefer.  Mr. Whittaker is currently a member of the Board of Directors.

The table below sets forth certain information as of September 15, 2003 regarding the composition of the Company’s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Name (1)	Age (4)	Positions Held	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date (3)	Percent of Class

NOMINEES
J. Bruce Whittaker	60	Director, President and Chief Executive Officer	1987	2003	37,786 (6)	1.9%
Charles H. Schaefer	51	---	---	---	11,904	0.6%

DIRECTORS CONTINUING IN OFFICE

Dennis R. O’Grady	63	Director	1981	2005	25,220 (3)	1.2%
Martin C. Smith	58	Director	1993	2005	28,185 (3)	1.4%
Walter H. Ingalls	72	Chairman of the Board	1966	2004	4,870 (3)	0.2%
Paul Slutzky	55	Director	1992	2004	16,090 (3)	0.8%
David H. Jenkins, DVM	51	Director	1996	2004	16,704 (3)	0.8%
All directors and Executive officers as a group (10 persons)					163,887 (7)	8.0%

_________________________________________________
(1)    The mailing address for each person listed is 302 Main Street, Catskill, New York 12414. With the exception of Charles H. Schaefer and David H. Jenkins, DVM, each of the persons listed is also a trustee of Greene County Bancorp, M.H.C., which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)    Reflects initial appointment to the Board of Trustees of the mutual predecessor to The Bank of Greene County.

(3)    See definition of "beneficial ownership" in the table "Security Ownership of Certain Beneficial Owners."

(4)    As of June 30, 2003.

(5)    Includes 640 shares granted under the Recognition and Retention Plan which are subject to future vesting, but as to which voting currently may be directed. Also, includes shares subject to options which are currently exercisable, as follows: Messrs. Ingalls 1,112, Jenkins

                                 540, Slutsky 1,620, and Smith 540.

(6)    Includes 7,200 shares subject to options which are currently exercisable and 4,400 shares granted under the Recognition and Retention Plan which are subject to future vesting, but as to which voting currently may be directed.

(7)    Includes 8,653 shares of common stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 65,685 shares of common stock, or 3.2% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of

                                 The Bank of Greene County. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

The principal occupation during the past five years of each director, nominee for director and executive officer of the Company is set forth below. All such persons have held their present positions for five years unless otherwise stated.

J. Bruce Whittaker is President and Chief Executive Officer of the Company, and has served in that position since its formation in 1998. He is also President and Chief Executive Officer of The Bank of Greene County (the "Bank"), and has served in that position since 1987. Mr. Whittaker has been affiliated with the Bank in various capacities since 1972. Mr. Whittaker was appointed to the Board of Trustees of the Bank in 1987.

Walter H. Ingalls is the Chairman of the Board. Mr. Ingalls is retired. Prior to his retirement, Mr. Ingalls was the President of the GNH Lumber Co., a lumber company located in Norton Hill, New York.

Paul Slutzky is the General Manager of I. & O. A. Slutzky Constr. Co., a construction company located in Hunter, New York.

David H. Jenkins , DVM is a veterinarian and the owner of Catskill Animal Hospital, Catskill, New York.

Dennis R. O’Grady is a pharmacist and the former co-owner of Mikhitarian Pharmacy located in Catskill, New York.

Martin C. Smith is currently consultant to Main Bros. Oil Co., Inc., and is the former owner of R.E. Smith Fuel Company, which was purchased by Main Bros. Oil Co., Inc., located in Albany, New York.

Charles H. Schaefer is a partner of the law firm, Deily & Schaefer, Catskill, New York.

Executive Officers of the Company who are not Directors

Bruce P. Egger is Senior Vice President and Secretary of the Company, and has served in that position since its formation in 1998. Mr. Egger also serves as Senior Vice President and Secretary of the Bank, and has been affiliated with the Bank in various capacities since 1977. Prior to that time, Mr. Egger worked in the retail trade.

Michelle M. Plummer, CPA has served as Chief Financial Officer of the Company and the Bank since May 1999 and Chief Financial Officer and Treasurer since January 2002. Prior to that time, Ms. Plummer held positions as a Senior Accountant with KPMG LLP and as a Bank Examiner with the Federal Reserve Bank of New York.

Stephen E. Nelson was promoted to Senior Vice President of the Company in 2001 and has served in various capacities with the Bank since 1988.

Ownership Reports by Officers and Directors

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of such ownership reports, the Company believes that no officer or director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2003, except for the filing of a Form 4 by Mr. Whittaker in connection with his exercise of options, which form was filed one day late.

Meetings and Committees of the Board of Directors

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended June 30, 2003, the Board of Directors held 13 regular and special meetings. During the year ended June 30, 2003, no director attended fewer than 75% percent of the total meetings of the Board of Directors and committees on which such director served.

The Executive Committee currently consists of the following five directors of the Company: Messrs. Ingalls, Slutzky, Whittaker, Smith and Raphael Klein, who is retiring from the Board of Directors at the Annual Meeting. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee also serves as the Nominating Committee for the purpose of identifying, evaluating and recommending potential candidates for election to the Board. The Executive Committee did not meet during the year ended June 30, 2003.

The Audit Committee currently consists of the following three non-employee directors of the Company: Messrs. Ingalls, Jenkins and O’Grady. The Audit Committee meets at least quarterly to examine and approve the audit report prepared by the independent accountants of the Bank and the Company, to review and recommend the independent accountants to be engaged by the Company, to review the internal audit function and internal audit controls of the Company, and to review and approve audit policies. The Audit Committee met five times in the year ended June 30, 2003. The Board of Directors has adopted a written charter for the Audit Committee.

Audit Committee Report

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•  Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2003;

•  Discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees , as amended; and

•  Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees , and has discussed with the independent accountants their independence. In addition, the Audit Committee recommended that the Board of Directors appoint PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    This report has been provided by the Audit Committee:

                                                               Walter H. Ingalls
David H. Jenkins, DVM
Dennis R. O’Grady

Compensation Committee Interlocks and Insider Participation

The full Board of Directors of the Company determines the salaries to be paid each year to the officers of the Company. J. Bruce Whittaker is a director of the Company and the President and Chief Executive Officer of the Company and The Bank of Greene County. Mr. Whittaker does not participate in the Board of Directors’ determination of compensation for the President and Chief Executive Officer.

Directors’ Compensation

Directors of The Bank of Greene County (other than the Chairman) receive an annual retainer of $8,400 and a fee of $600 per Board and $600 per Committee meeting. The Chairman receives an annual retainer of $11,400 and a fee of $600 per Board and $600 per Committee meeting. No separate compensation is currently paid to directors for service on the Board of Directors or Board Committees of the Company. Directors of the Bank and the Company who are also employees of the Bank and the Company are not entitled to receive Board fees. For the year ended June 30, 2003, the Bank paid a total of $111,400 in director fees.

Directors are eligible to participate in the 2000 Stock Option Plan and the 2000 Recognition and Retention Plan. On March 28, 2000, each outside director was granted a non-qualified stock option to purchase 2,700 shares of common stock. These options are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon the director’s death, disability, normal retirement, or following a change in control of the Company or the Bank. The options must be exercised within 10 years from the date of grant, and the exercise price of the options must be at least 100% of the fair market value of the underlying common stock at the date of grant. Similarly, on March 28, 2000, restricted stock awards were granted to each director with respect to 1,600 shares of common stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on March 28, 2000, with accelerated vesting to occur in the event of the director’s death, disability, normal retirement, or following a change in control of the Company or the Bank.

Executive Compensation

The following table sets forth for the years ended June 30, 2003, 2002 and 2001, certain information as to the total remuneration paid by the Company to Mr. Whittaker, the Company’s President and Chief Executive Officer. No other officer of the Company received cash compensation exceeding $100,000 during the year ended June 30, 2003.

SUMMARY COMPENSATION TABLE
		Annual Compensation (1)			Long-Term Compensation Awards
Name and Principal Position	Fiscal Years Ended June 30,	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($) (3)	Options/ SARs (#) (4)	Payouts	All Other Compensation ($) (2)
J. Bruce Whittaker,	2003	190,000	---	---	---	---	---	6,800
President and Chief	2002	172,500	---	---	---	---	---	5,200
Executive Officer	2001	153,750	---	---	---	---	---	4,600

(1)    The Bank also provides each qualifying employee, including Mr. Whittaker, life insurance equal to twice the employee’s salary. The aggregate value of this benefit to Mr. Whittaker did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such officer. The maximum benefit to be received is $200,000.

(2)    Consists of the Bank’s contribution to the Bank’s 401(k) Plan and reimbursement of social security and medicare tax associated with MRP shares on behalf of Mr. Whittaker.

(3)    The aggregate number of restricted shares held by Mr. Whittaker at June 30, 2003 was 4,400 and the value of such shares at such date was $94,600. Holders of restricted shares receive any dividends declared on such shares, whether vested on not. The restricted shares vest in equal installments at a rate of 20% per year from the date of grant.

(4)    The options held by Mr. Whittaker vest in equal installments at the rate of 20% per year from the date of grant. The exercise price of such options is $7.875 (the fair market value of the underlying shares on the date of grant).

Benefits

Employment Agreement . The Bank has entered into an employment agreement with its President and Chief Executive Officer, J. Bruce Whittaker. The agreement has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term will be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreement, the current Base Salary for Mr. Whittaker (as defined in the agreement) is $190,000. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. In addition to the above, the Bank will provide Mr. Whittaker and his dependents with continuing health care coverage upon Mr. Whittaker’s retirement or other termination of employment after attainment of age 55 with 25 years of service, in substantially the same amount as provided to Mr. Whittaker and his dependents prior to the termination of his employment. Such coverage, which will survive the termination or expiration of the agreement, will cease upon Mr. Whittaker’s attainment of age 65. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive’s employment for reasons other than disability, retirement, or for cause, or in the event of the executive’s resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive’s functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the highest Base Salary and the highest bonus paid during any of the last three years. Mr. Whittaker would receive an aggregate of $570,000 pursuant to his employment agreement upon a change in control of the Bank or the Company, based upon his current level of compensation. The Bank would also continue the executive’s life, dental and disability coverage for 36 months from the date of termination, and would continue his health coverage until Mr. Whittaker attains age 65 (as discussed above). In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

Under the agreement, the executive’s employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive’s retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive’s disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive’s death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

Defined Contribution Plan. The Bank has adopted The Bank of Greene County Employees’ Savings & Profit Sharing Plan and Trust (the "Plan") in order to permit the investment of Plan assets in common stock of the Company. Employees are eligible to join the Plan on the first of the month following completion of three months of continuous employment (during which 250 hours are completed). The first year eligibility period runs from the date of hire to the anniversary of such date. If an employee does not satisfy the eligibility requirements during such period then the next eligibility period shall be the calendar year. Employees are eligible to contribute, on a pre-tax basis, up to 15% of their eligible salary, in increments of 1%. The Bank will make a matching contribution equal to 50% of a member’s contributions on up to 6% of a member’s compensation after one year of continuous service. In addition, the Bank may make an additional discretionary contribution allocated among members’ accounts on the basis of compensation. All employee contributions and earnings thereon under the Plan are at all times fully vested. A member vests in employer matching and discretionary contributions at the rate of 20% per year beginning in the second year of employment and continuing until the member is 100% vested after six years of employment. Employees are entitled to borrow, within tax law limits, from amounts allocated to their accounts.

Plan benefits will be paid to each member in a lump sum or in equal payments over a fixed period upon termination, disability or death. In addition, the Plan permits employees to withdraw salary reduction contributions prior to age 59-1/2 or termination in the event the employee suffers a financial hardship. In certain circumstances, the Plan permits employees to withdraw the Bank’s matching contributions to their accounts. The Plan permits employees to direct the investment of their own accounts into various investment options.

At December 31, 2002, the market value of the Plan trust fund was approximately $1.5 million. The total contribution (i.e., both the employee and Bank contributions) to the Plan for the Plan year ended December 31, 2002, was approximately $219,000.

Defined Benefit Pension Plan . The Bank maintains the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan (the "Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year in which they have 1,000 or more hours of service are eligible for membership in the Retirement Plan. Once eligible, an employee must have been credited with 1,000 or more hours of service with the Bank during the year in order to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA").

The regular form of all retirement benefits (i.e., normal, early or disability) is a life annuity with a guaranteed term of 10 years. For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant’s death, the participant’s spouse is entitled to receive a benefit equal to 50% of that paid during the participant’s lifetime. An optional form of benefit may be selected instead of the normal form of benefits. These optional forms include various annuity forms as well as a lump sum payment after age 55. Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity.

The normal retirement benefit payable at or after age 65, is an amount equal to 1.5% multiplied by years of benefit service (not to exceed 30) times average compensation based on the average of the five years providing the highest average. A reduced benefit is payable upon retirement at age 55 at or after completion of five years of service. A member is fully vested in his account upon completion of five or more years of employment or upon attaining normal retirement age.

The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2002, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

Highest Five Year
Average	Years of Service and Benefit Payable at Retirement (1)
Compensation	15	20	25	30
$50,000	$41,300	$15,000	$18,800	$22,500
$75,000	16,900	22,500	28,100	33,800
$100,000	22,600	30,000	37,500	45,000
$125,000	28,100	37,500	46,900	56,300
$150,000	33,800	45,000	56,300	67,500
$175,000	39,400	52,500	65,600	78,800

____________________________
(1)        No additional credit is received for years of service in excess of 30; however, increases in compensation after 30 years will generally cause an increase in benefits.

As of June 30, 2003, Mr. J. Bruce Whittaker had 32 years of credited service ( i.e ., benefit service), under the Retirement Plan.

Employee Stock Ownership Plan and Trust . The Bank has established an Employee Stock Ownership Plan and Related Trust ("ESOP") for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Persons who have been employed by the Bank for 12 months during which they worked at least 1,000 hours and who have attained age 21, are eligible to participate. The ESOP has borrowed funds from the Company and has purchased or been issued a total of 72,760 shares of common stock. An additional 7,276 shares were issued to the ESOP as a result of the 10% stock dividend effective August 1999. Accordingly, the ESOP originally owned 80,036 shares in total. The ESOP owned 74,338 shares as of June 30, 2003. When fully vested employees retire or leave the Company they may take from the ESOP their portion of allocated shares or cash; as a result of this, the overall number of shares remaining in the Plan has decreased. The common stock held by the ESOP is collateral for the loan. The loan will be repaid principally from the Bank’s contributions to the ESOP over a period of up to ten years. The interest rate for the loan is a floating rate equal to the Prime Rate as published in The Wall Street Journal from time to time. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Company’s contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

A committee consisting of all non-employee directors administers the ESOP. The ESOP also has an unrelated corporate trustee who is appointed as a fiduciary responsible for administration of the ESOP assets and who votes the ESOP shares. The committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee generally will vote all shares of common stock held by the ESOP in accordance with the written instructions of the committee. In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities.

Stock Option Plan. The Board of Directors of the Company adopted the 2000 Stock Option Plan, which has been approved by the stockholders. Certain directors, officers and employees of the Bank and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan authorizes the grant of stock options to purchase 90,949 shares of common stock. The Stock Option Plan provides, among other things, for the grant of options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code, and options that do not so qualify ("nonstatutory options"). Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying common stock at the time of the grant.

Set forth below is information relating to options granted under the Stock Option Plan to the named executive officer during the year ended June 30, 2003.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants
Name	Options Granted	Percent of Total Options Granted to Employees in FY 2003	Exercise or Base Price	Expiration Date	Grant Date Present Value
J. Bruce Whittaker	—	N/A	N/A	N/A	N/A

Set forth below is certain information concerning options outstanding to the named executive officer at June 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired Upon Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End	Value of Unexercised In-The-Money Options at Year-End (1)
			Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)
J. Bruce Whittaker	3,600	$ 86,400	7,200/7,200	$98,100/$98,100
____________________________________
(1)   Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on June 30, 2003, at which date the most recent sales price of the common stock as reported on the Nasdaq SmallCap Market was $21.50.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent non-employee directors of the Company not having any interest in the transaction.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has approved the engagement of PricewaterhouseCoopers LLP, to be the Company’s independent accountants for the 2004 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of PricewaterhouseCoopers LLP, for the Company’s fiscal year ending June 30, 2004. A representative of PricewaterhouseCoopers LLP, is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he/she so desires.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP during fiscal year 2003 and 2002:

	2003	2002
Audit Fees	$77,800	$66,800
Audit-related Fees	---	---
Tax Fees	15,800	16,841
All Other Fees	---	---

With respect to the services for which audit-related fees, tax fees and all other fees referred to above were paid, 100% of such services were approved by the Audit Committee of the Board of Directors. None of the hours expended by the Company’s principal accountant to audit the Company’s consolidated financial statements for fiscal year 2003 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee concluded that performing such services does not affect PricewaterhouseCoopers LLP’s independence in performing its function as independent accountant of the Company.

In order to ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the 2004 fiscal year, the proposal must receive at least a majority of the votes cast "FOR" or "AGAINST", either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of PricewaterhouseCoopers LLP, as independent accountants for the 2004 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 302 Main Street, Catskill, New York 12414, no later than May 22, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking pace 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is October 27, 2004. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2004 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 27, 2004.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2003 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2003, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO BRUCE P. EGGER, CORPORATE SECRETARY, GREENE COUNTY BANCORP, INC., 302 MAIN STREET, CATSKILL, NEW YORK 12414, OR CALL AT 518-943-2600.

BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Bruce P. Egger

Bruce P. Egger
Corporate Secretary
Catskill, New York
September 19, 2003

REVOCABLE PROXY

GREENE COUNTY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
October 29, 2003

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company’s main office, located at 425 Main Street, Catskill, New York on October 29, 2003, at 5:30 p.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	VOTE WITHHELD
(except as marked to the contrary below)
  The election as directors of all nominees listed below, each to serve for a three-year term

J. Bruce Whittaker
Charles H. Schaefer

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

                       ___________________________

                       ___________________________

	FOR	AGAINST	ABSTAIN
The ratification of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending June 30, 2004.
The Board of Directors recommends a vote "FOR" Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 19, 2003, and audited financial statements.

Dated: _________________________                 Check Box if You Plan
                                                                                                                   ______  to Attend Annual Meeting

_______________________________    ___________________________________
PRINT NAME OF STOCKHOLDER           PRINT NAME OF STOCKHOLDER

_______________________________    ___________________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

                                                                                                                                                                           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.